UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2012

ONEIDA FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34813	80-0632920
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

182 Main Street, Oneida, New York		13421-1676
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (315) 363-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 1, 2012 the Company entered into employment agreements with its President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Credit Officer. The agreements replace the previous employment agreements in place with the named executives.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Attached as exhibits are the employment agreements between the Company and certain named executives.

The following Exhibits are attached as part of this report:

10.1	Employment Agreement between the Company and Michael R. Kallet.

10.2	Employment Agreement between the Company and Eric E. Stickels.

10.3	Employment Agreement between the Company and Thomas H. Dixon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEIDA FINANCIAL CORP.

DATE: March 1, 2012	By:	/s/ Michael Kallet
Michael R. Kallet
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Michael R. Kallet.

10.2	Employment Agreement between the Company and Eric E. Stickels.

10.3	Employment Agreement between the Company and Thomas H. Dixon